Exhibit 99.1

ACRES Commercial Realty Corp. Announces Pricing of $150 Million Offering of 5.75% Senior Unsecured Notes due 2026

WESTBURY, N.Y., August 9, 2021 /PRNewswire/ -- ACRES Commercial Realty Corp. (NYSE: ACR) (the “Company”) announced today the pricing of its underwritten public offering of $150 million aggregate principal amount of its 5.75% Senior Unsecured Notes due 2026 (the “Notes”). The offering is expected to close on or about August 16, 2021, subject to customary closing conditions.  The Company intends to use the proceeds of this offering to redeem all $50 million aggregate principal amount of its outstanding 12.00% Senior Unsecured Notes due 2027, which it anticipates will result in a payment of approximately $55.3 million, inclusive of all payments of principal, interest and fees. The amount and timing at which any such redemptions may be affected will be in the Company’s sole discretion.  Remaining net proceeds from this offering will be used to make loan originations consistent with the Company’s investment policies and for general corporate purposes.

Raymond James & Associates, Inc. is acting as sole book-running manager for the offering. A shelf registration statement on Form S-3, including a prospectus, has been filed with and declared effective by the U.S. Securities and Exchange Commission (“SEC”). The offering will be made only by means of a preliminary prospectus supplement and the accompanying prospectus filed today by the Company with the SEC.

Copies of the preliminary prospectus supplement and the accompanying prospectus, and the final prospectus supplement, when available, may be obtained from Raymond James & Associates, Inc., Attn: Syndicate, 880 Carillon Parkway, St. Petersburg, FL 33716, by telephone at (800) 248-8863, or by visiting the SEC’s website at www.sec.gov under the Company’s name.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ACRES Commercial Realty Corp.

ACRES Commercial Realty Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate (“CRE”) mortgage loans and other commercial real estate-related debt investments. The Company is externally managed by ACRES Capital, LLC, a subsidiary of ACRES Capital Corp., a private commercial real estate lender exclusively dedicated to nationwide middle market CRE lending with a focus on multifamily, student housing, hospitality, industrial and office property in top U.S. markets. For more information, please contact investor relations at IR@acresreit.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend,” “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. These “forward-looking” statements include statements relating to, among other things, the proposed offering of the Notes, the expected use of the net proceeds from the offering, and the Company’s expectations concerning market conditions for an offering of the Notes. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Investors should consider the Company’s investment objectives, risks, and expenses carefully before investing. The prospectus supplement and accompanying prospectus contains this and other information about the Company and should be read carefully before investing.

Factors that can affect future results are discussed in the documents filed by the Company from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.